Exhibit 7.6

RATIOS OF EARNINGS UNDER US GAAP TO COMBINED FIXED CHARGES, PREFERENCE SHARE DIVIDENDS AND SIMILAR APPROPRIATIONS

The calculations can be found in the US GAAP financial data on page 289 of the Form 20-F.